UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On January 8, 2018, GoPro, Inc. (the “Company”) issued a press release relating to the Company’s preliminary results for the fourth quarter ended December 31, 2017, its restructuring, and business outlook related to 2018, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in Item 2.02 of this Current Report on Form 8-K and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this Item 2.02 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.05 Costs Associated with Exit or Disposal Activities
On January 2, 2018, the Board of Directors of the Company (the “Board”) approved a restructuring of the Company’s business that included a global reduction in force. The Company estimates that it will incur aggregate charges of approximately $23 million to $33 million for the restructuring, including approximately $13 million to $18 million of cash expenditures as a result of the reduction in force, substantially all of which are severance and related costs, and approximately $10 million to $15 million of other charges, consisting primarily of non-cash items. The Company expects to recognize most of the restructuring charges in the first quarter of 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Reference is made to the disclosures set forth under the headers “Charles Prober Departure and Related Separation Agreement” and “Sharon Zezima Departure and Related Transition Incentive Agreement” contained in Item 5.02(e) to this Current Report on Form 8-K.
(e)
Charles Prober Departure and Related Separation Agreement
Charles “CJ” Prober is departing the Company effective February 16, 2018 (the “Prober Departure Date”); this decision was made January 2, 2018. On the Prober Departure Date, Mr. Prober will cease to serve as the Chief Operating Officer of the Company. Related to his departure, on January 5, 2018, Mr. Prober and the Company entered into a separation agreement (the “Prober Separation Agreement”). Pursuant to the Prober Separation Agreement, Mr. Prober will be entitled to receive (a) all wages, salary, bonuses, commissions, accrued paid time off (if applicable) and similar payments as of the Prober Separation Date, as well as 60 days’ pay in lieu of notice, pursuant to the California WARN Act; (b) a lump sum payment equal to 10 months of Mr. Prober’s current base salary and his cash bonus relating to 2017 following the Compensation and Leadership Committee’s (the “CLC”) determination of the percentage level of achievement, less applicable state and federal payroll deductions; (c) continuation of benefits under COBRA for 12 months following the end of the month of the Prober Separation Date (or if applicable law requires otherwise, a lump sum payment equal to the amount of the insurance premiums that would have been paid by the Company to continue such benefits under COBRA for the 12 months); and (d) with respect to the shares initially subject to each of Mr. Prober’s outstanding awards of restricted stock units (“RSUs”) that are unvested as of the Prober Separation Date, the Company shall accelerate that number of such unvested shares subject to such RSUs that would have vested had the Prober Separation Date been February 16, 2019. The remaining non-accelerated unvested shares subject to each of Mr. Prober’s equity grants will expire on the Prober Separation Date. In exchange for the separation benefits set forth in (b)-(d) above, Mr. Prober provided the Company with (i) a general release and waiver of claims, and (ii) subject to certain limited exceptions, a covenant to not disparage the Company, its employees, products or services. Pursuant to the Prober Separation Agreement, the Company also agreed that subject to specified circumstances, neither the Company nor its executives or members of the Board shall make any public statements disparaging Mr. Prober.
The Company will file a copy of the Prober Separation Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2017.
Sharon Zezima Departure and Related Transition Incentive Agreement
Sharon Zezima has resigned from the Company effective March 30, 2018, which may be earlier or later upon mutual agreement but not later than April 30, 2018 (such date, as may be changed by mutual agreement from time to time, the “Transition Date”); this decision was made on January 2, 2018. On the Transition Date, Ms. Zezima will cease to serve as the Company’s Senior Vice President, Corporate/Business Development, General Counsel and Secretary of the Company. To facilitate the transition, on January 6, 2018, the Company and Ms. Zezima entered into a Transition Incentive Agreement (the “Zezima Agreement”) whereby Ms. Zezima shall continue in her employment with the Company until the Transition Date. During the period from the date of the Zezima Agreement to the Transition Date (the “Transition Period”), Ms. Zezima shall perform her regular duties with the Company through the Transition Date (the “Transition Services”). During the Transition Period, Ms. Zezima shall receive her current base salary, remain eligible to receive her 2017 annual bonus in accordance with the Company’s executive bonus plan, remain eligible to receive employee benefits, and her equity awards shall continue to vest.
If Ms. Zezima continues in employment with the Company through the Transition Date, the Company shall pay Ms. Zezima a lump sum payment equal to $140,000, less applicable state and federal payroll deductions (the “Transition Incentive Bonus”). If Ms. Zezima is terminated for Cause (as defined in the Zezima Agreement) prior to the payment of the Transition Incentive Bonus, Ms. Zezima forfeits the Transition Incentive Bonus. If Ms. Zezima is subject to a Post-Transition Date Qualifying Termination (as defined below) prior to the payment of the Transition Incentive Bonus, then such payment will be subject to Ms. Zezima providing the Company with a general release and waiver of claims. If Ms. Zezima is subject to a Pre-Transition Date Qualifying Termination (as defined below), then Ms. Zezima remains eligible to receive the Transition Incentive Bonus subject to Ms. Zezima providing the Company with a general release and waiver of claims.
So long as Ms. Zezima is employed by the Company through the annual bonus payment date, Ms. Zezima’s cash bonus payment for fiscal year 2017 shall be paid based on her current target percentage as determined by the CLC (the “Zezima Bonus”). If Ms. Zezima is subject to a Pre-Transition Date Qualifying Termination prior to the date of payment of the Zezima Bonus, she will remain eligible to receive the Zezima Bonus, subject to Ms. Zezima providing the Company with a general release and waiver of claims.
In the event that Ms. Zezima is subject to a separation (a) prior to the Transition Date resulting from the Company’s termination of Ms. Zezima’s employment for any reason other than for Cause (a “Pre-Transition Date Qualifying Termination”); or (b) on or after the Transition Date resulting from (i) the Company’s termination of Ms. Zezima other than for Cause or (ii) Ms. Zezima’s voluntary resignation for any reason (a “Post-Transition Date Termination”), then Ms. Zezima shall be entitled to the following additional benefits (the “Termination Benefits”): (A) continuation of benefits under COBRA for four months following the end of the month of date of the applicable termination; (B) the Company will accelerate the vesting of a portion of Ms. Zezima’s outstanding equity awards as of the termination date as follows: all RSUs (1) that are unvested as of the termination date, (2) that would have vested had the termination date been September 30, 2018 and Ms. Zezima had remained employed with the Company through September 30, 2018, and (3) remain unexpired as of the termination date; and (C) Ms. Zezima’s cash bonus payment pro-rated for the year ended December 31, 2018, based on Ms. Zezima’s current target percentage and actual Company performance in 2018, as determined by the CLC in Q1 2019 (the “2018 Bonus”). In exchange for the Termination Benefits, Ms. Zezima will provide the Company with a general release and waiver of claims. In the event of a Change in Control (as defined in the Change in Control Severance Agreement, the form which was filed as Exhibit 10.09 to the Company’s Form S-1 filed with the Securities and Exchange Commission (“SEC”) on May 19, 2014) that occurs prior to the payment of the 2018 Bonus and subject to Ms. Zezima providing a general release and waiver of claims, Ms. Zezima shall be entitled to receive the 2018 Bonus; provided however, if the actual Company performance is not determined as of such Change in Control, then the 2018 Bonus shall be calculated based on her current target percentage only. If Ms. Zezima is subject to a Qualifying Termination (as defined in the Change of Control Severance Agreement), then the 2018 Bonus shall be reduced on a dollar-for-dollar basis by the portion of the 2018 Bonus payable under the Change in Control Severance Agreement.
The Company will file a copy of the Zezima Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2017.
Nicholas Woodman Cash Compensation Reduction and Related Waiver Agreement
On January 4, 2018, Nicholas Woodman, the Company’s Chief Executive Officer, and the Company agreed that Mr. Woodman would receive a nominal salary of $1 and target 2018 cash bonus of zero for the year ended December 31, 2018 (the “Cash Compensation Reduction”). In connection with the Cash Compensation Reduction, Mr. Woodman and the Company entered into a Waiver Agreement (the “Waiver”) where the parties agreed as follows: (a) that the Cash Compensation Reduction shall not constitute “Good Reason” or “CIC Good Reason,” each as defined in Mr. Woodman’s Employment Agreement dated June 2, 2014 and filed as Exhibit 10.16 to the to the Company’s Form S-1/A filed with the SEC on June 11, 2014, and any application of “Good Reason” or “CIC Good Reason” shall not consider the decrease in the Mr. Woodman’s base salary or target bonus for one year, beginning on the date of the Waiver; (b) the Cash Compensation Reduction is expected to have adverse effects on Mr. Woodman’s participation in certain benefit plans, which Mr. Woodman waives for one year, beginning on the date of the Waiver; and (c) Mr. Woodman has no expectation or entitlement to a true-up, gross-up or similar payment to compensate him for the Cash Compensation Reduction.
The Company will file a copy of the Waiver as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Forward-looking Statements

This Current Report on Form 8-K may contain projections or other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, expectations regarding aggregate charges for employee termination and the timing to recognize these charges and other costs associated with the restructuring, including the estimates of related cash expenditures by the Company in connection with the restructuring. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that the reduction in operating expenses may impact the Company’s ability to meet its business objectives and achieve the Company’s revenue targets and may not result in the expected improvement in the Company’s profitability, the fact that the Company’s future growth depends in part on further penetrating the Company’s addressable market and also growing internationally, and the Company may not be successful in doing so; any inability to successfully manage frequent product introductions (including the 2018 roadmap for new hardware and software products) and transitions, including managing the Company’s sales channel and inventory and accurately forecasting future sales; dependence on sales of the Company’s cameras, mounts and accessories for substantially all revenue; the effect of a decrease in the sales or change in sales mix of these products would harm the Company’s business; the effect of a decrease in sales during the holiday season; changes in our senior management that may disrupt our operations; the fact that an economic downturn or economic uncertainty in key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the risks associated with the exiting from the consumer drone market; the effects of the highly competitive market in which the Company operates; the fact that the Company may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting the Company’s future customer demand; the importance of maintaining the value and reputation of the Company’s brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A Risk Factors in in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated January 8, 2018 announcing preliminary fourth quarter 2017 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	January 8, 2018	By: /s/ Brian McGee
Brian McGee Chief Financial Officer